FOR IMMEDIATE RELEASE	For more information contact: Louis Silverman President and CEO Quality Systems, Inc. (949) 255-2600 www.qsii.com

Sean Collins Partner CCG Investor Relations (310) 231-8600 www.ccgir.com

QUALITY SYSTEMS REPORTS FIRST QUARTER RESULTS

IRVINE, Calif. — (BUSINESS WIRE)— August 3, 2006 — Quality Systems, Inc. (NASDAQ:QSII – news) today announced the results of operations for its fiscal 2007 first quarter ended June 30, 2006. The Company posted net revenues of $36.1 million in the first quarter, an increase of 32% from the $27.4 million generated during the same quarter last year. The Company reported net income of $7.7 million an increase of 51% over net income of $5.1 million earned in the comparable quarter of the prior year. Fully diluted earnings per share was $0.28 in the quarter, an increase of 47% over the fully diluted $0.19 per share earnings recorded in the same quarter last year. First quarter 2007 net earnings and diluted earnings per share reflect the impact of adopting Statement of Financial Accounting Standards No. 123R (SFAS 123R), Share-Based Payment, which requires the expensing of stock options. Adoption of SFAS 123R reduced first quarter 2007 net earnings and diluted earnings per share by $550,000 and $0.02, respectively.

For the quarter, the Company’s NextGen Healthcare Information Systems division posted revenue of $32.2 million, up 36% over the same quarter prior year and operating income of $13.4 million, up 54% over the same quarter of the prior year.

Quality Systems, Inc. will hold a conference call to discuss first quarter financial results August 3, 2006 at 4:30 p.m. EST (1:30 p.m. PST). To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (877) 586-7724. There is no pass code required for this call. If you are unable to participate in the call at this time, a replay will be available on Thursday, August 3, 2006 at 6:30 p.m. EST, through Wednesday, August 9, 2006 at midnight EST. To access the replay dial (800) 642-1687 and enter conference ID number 4013433.

A transcript of the conference call will be made available on the QSII Web site (www.qsii.com).

About Quality Systems, Inc.
Quality Systems, Inc. and its NextGen Healthcare Information Systems subsidiary develop and market computer-based practice management, patient records, and connectivity applications for medical and dental group practices. Visit www.qsii.com and www.nextgen.com for additional information.

This news release may contain forward-looking statements within the meaning of the federal securities laws. Statements regarding future events, developments, the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue and net income), are forward-looking statements within the meaning of these laws and involve a number of risks and uncertainties. Moreover, these forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, actual results may vary materially from those anticipated by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company’s ability or inability to attract and retain qualified personnel; possible regulation of the Company’s software by the U.S. Food and Drug Administration; uncertainties concerning threatened, pending and new litigation against the Company including related professional services fees; uncertainties concerning the amount and timing of professional fees incurred by the Company generally; changes of accounting estimates and assumptions used to prepare the prior periods’ financial statements; general economic conditions; and the risk factors detailed from time to time in Quality Systems’ periodic reports and registration statements filed with the Securities and Exchange Commission. A significant portion of the Company’s quarterly sales of software product licenses and computer hardware is concluded in the last month of the fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company’s revenues and operating results are very difficult to forecast. A major portion of the Company’s costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company’s period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

[financial highlights follow]

QUALITY SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	THREE MONTHS ENDED
	JUNE 30, 2006	JUNE 30 , 2005

Revenues:
Software, hardware and supplies	$15,029	$12,973
Implementation and training services	2,954	2,490

System sales	17,983	15,463

Maintenance and other services	14,114	8,863
Electronic data interchange services	3,977	3,102

Maintenance, EDI and other services	18,091	11,965

Total revenue	36,074	27,428

Cost of revenue:
Software, hardware and supplies	1,689	2,456
Implementation and training services	1,963	1,824

Total cost of system sales	3,652	4,280

Maintenance and other services	5,025	3,409
Electronic data interchange services	2,780	2,062

Total cost of maintenance, EDI and other services	7,805	5,471

Total cost of revenue	11,457	9,751

Gross profit	24,617	17,677

Operating expenses:
Selling, general and administrative	10,200	8,032
Research and development costs	2,318	1,741

Total operating expenses	12,518	9,773

Income from operations	12,099	7,904

Interest income	667	341

Income before provision for income taxes	12,766	8,245
Provision for income taxes	5,097	3,170

Net income	$7,669	$5,075

Net income per share:
Basic	$0.29	$0.19
Diluted	$0.28	$0.19

Weighted average shares outstanding, basic	26,714	26,224
Weighted average shares outstanding, diluted	27,232	26,950

QUALITY SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	JUNE 30, 2006	MARCH 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$66,954	$57,225
Accounts receivable, net	48,229	44,665
Inventories, net	852	561
Income tax receivable	—	1,195
Net current deferred tax assets	1,680	1,824
Other current assets	2,700	2,912

Total current assets	120,415	108,382

Equipment and improvements, net	3,953	3,739
Capitalized software costs, net	5,494	5,171
Net deferred tax assets	1,273	1,157
Goodwill	1,840	1,840
Other	2,086	1,958

Total assets	$135,061	$122,247

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,328	$2,934
Deferred revenue	35,090	34,422
Accrued compensation and related benefits	4,410	5,490
Income tax payable	3,707	—
Other current liabilities	4,643	3,812

Total current liabilities	50,178	46,658

Deferred revenue, net of current	1,744	1,494
Deferred compensation	1,789	1,686

Total liabilities	53,711	49,838

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.01 par value; authorized 50,000 shares; issued and outstanding 26,737 and 26,711 shares at June 30, 2006 and March 31, 2006, respectively	267	267
Additional paid-in capital	54,263	53,675
Retained earnings	26,820	19,151
Deferred compensation	—	(684)

Total shareholders’ equity	81,350	72,409

Total liabilities and shareholders’ equity	$135,061	$122,247